SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

JINMIMI NETWORK INC.
(Name of Registrant as Specified In Its Charter)

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JINMIMI NETWORK INC.

[insert logo]

10/F, Chinese Plaza of Tea
Jingtian Road, Futian District
Shenzhen, Guangdong, 518051 P.R. China

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about May ___, 2012 to the holders of record as of the close of business on May ___, 2012 of the common stock of Jinmimi Network Inc., a Nevada corporation (“Jinmimi Network”).

The Board of Directors of Jinmimi Network and 1 stockholder holding an aggregate of 41,150,000 shares of common stock issued and outstanding as of March 26, 2012, have approved and consented in writing to the actions described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and Jinmimi Network’s Articles of Incorporation and Bylaws to approve the actions.  Accordingly, the actions will not be submitted to the other stockholders of Jinmimi Network for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDER

GENERAL

Jinmimi Network will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Jinmimi Network will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Jinmimi Network’s common stock.

Jinmimi Network will only deliver one Information Statement to multiple security holders sharing an address unless Jinmimi Network has received contrary instructions from one or more of the security holders. Upon written or oral request, Jinmimi Network will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Jinmimi Network Inc., 10/F, Chinese Plaza of Tea, Jingtian Road, Futian District, Shenzhen, Guangdong, 518051 P.R. China, Attn: Brian Cohen, President.  Mr. Cohen may also be reached by telephone at (416) 889-8276.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Jinmimi Network’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of Jinmimi Network’s outstanding capital stock is required to effect the action described herein.  Jinmimi Network’s Articles of Incorporation does not authorize cumulative voting.  As of the record date, Jinmimi Network had 87,150,000 shares of common stock issued and outstanding.  The voting power representing not less than 43,575,001 shares of common stock is required to pass any stockholder resolutions.  The consenting stockholder is the record and beneficial owner of 41,150,000 shares of common stock, which represents approximately 51.8% of the issued and outstanding shares of Jinmimi Network’s common stock.  Pursuant to Chapter 78.320 of the NRS, the consenting stockholder voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated March 26, 2012.   No consideration was paid for the consent.  The consenting stockholder’s name, affiliation with Jinmimi Network, and their beneficial holding are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
Brian Cohen	President, Treasurer, Secretary, Director, and Greater than 10% holder of common stock	41,150,000 shares of common stock	51.8%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2012, certain information regarding the ownership of Jinmimi Network’s capital stock by each director and executive officer of Jinmimi Network, each person who is known to Jinmimi Network to be a beneficial owner of more than 5% of any class of Jinmimi Network’s voting stock, and by all officers and directors of Jinmimi Network as a group.  Unless otherwise indicated below, to Jinmimi Network’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 26, 2012 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 87,150,000 shares of common stock issued and outstanding on a fully diluted basis, as of March 26, 2012.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)
Brian Cohen (3) President, CEO, CFO, Secretary, Treasurer, Director and greater than 10% holder of common stock	41,150,000 (common stock)	51.8%

All officers and directors as a group (1 person)	41,150,000 (common stock)	51.8%

(1)  Unless otherwise noted, the address of each person listed is c/o Jinmimi Network Inc., 10/F, Chinese Plaza of Tea, Jingtian Road, Futian District, Shenzhen, Guangdong, 518051 P.R. China.
(2)  This table is based on 87,150,000 shares of common stock issued and outstanding on March 26, 2012.
(3)  Appointed President, Secretary, Treasurer and Director on November 3, 2011.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2011and 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Brian Cohen; President, Secretary, Treasurer and Director (1)	2011 2010	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Deng Zhang President, CEO, and Chairman of the Board of Directors (2)	2011 2010	-0- -0-	-0- 1,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 1,000

Jiangkun Shi CFO and Treasurer (3)	2011 2010	-0- -0-	-0- 800	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 800

Ping Zhao Secretary (4)	2011 2010	-0- -0-	-0- 650	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 650

(1) Appointed President, Secretary, Treasurer and Director on November 3, 2011.
(2) Resigned as President, CEO, and Chairman of the Board of Directors on November 3, 2011.
(3)  Resigned as CFO on August 22, 2011.  Resigned as Treasurer on November 3, 2011.
(4)  Resigned as Secretary on November 3, 2011.

Employment Agreements

The Company has no employment agreements or other agreements with any officer.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2007 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian Cohen (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deng Zhang (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jiangkun Shi (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ping Zhao (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director on November 3, 2011.
(2) Resigned as President, CEO, and Chairman of the Board of Directors on November 3, 2011.
(3)  Resigned as CFO on August 22, 2011.  Resigned as Treasurer on November 3, 2011.
(4)  Resigned as Secretary on November 3, 2011.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers and our directors as of the fiscal year ended December 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian Cohen (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Deng Zhang (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Jiangkun Shi (3)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
Ping Zhao (4)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1) Appointed President, Secretary, Treasurer and Director on November 3, 2011.
(2) Resigned as President, CEO, and Chairman of the Board of Directors on November 3, 2011.
(3)  Resigned as CFO on August 22, 2011.  Resigned as Treasurer on November 3, 2011.
(4)  Resigned as Secretary on November 3, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

Jinmimi Network has no equity compensation plans.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Jinmimi Network which may result in a change in control of Jinmimi Network.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

I.	AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

On March 26, 2012 the Board of Directors the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 shares of common stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share.   Such amendment is referred to herein as the “Authorized Shares Amendment.”

Currently, Jinmimi Network has 100,000,000 shares of common stock authorized, of which 87,150,000 shares are issued and outstanding.  As a result of the Authorized Shares Amendment, Jinmimi Network will have 300,000,000 shares of shares of common stock authorized for issuance, of which 212,850,000 will be available for issuance.

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Jinmimi Network by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Jinmimi Network.  Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Jinmimi Network by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of Jinmimi Network by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common stock to persons interests aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of common stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Jinmimi Network to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of Jinmimi Network to have available additional authorized but unissued shares of common stock in an amount adequate to provide for Jinmimi Network’s future needs.  The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.   Jinmimi Network has no present plans or commitments for the issuance or use of the proposed additional shares of common stock in connection with any financing.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Jinmimi Network in effect on the date of this Information Statement.  However, Jinmimi Network stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Jinmimi Network or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  Jinmimi Network is not aware of any proposed attempt to take over Jinmimi Network or of any attempt to acquire a large block of Jinmimi Network’s stock.  Jinmimi Network has no present intention to use the increased number of authorized common stock for anti-takeover purposes.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Jinmimi Network.  We anticipate the effective date to be on or about May 1, 2012.

III.	AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER “BLANK CHECK” PREFERRED STOCK.

General

On March 26, 2012 the Board of Directors the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized “blank check” preferred stock from 10,000,000 shares of preferred stock, par value $0.001 per share, to 50,000,000 shares of preferred stock, par value $0.001 per share.   Such amendment is referred to herein as the “Preferred Stock Amendment”.  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Preferred Stock Amendment will create 25,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Preferred Stock Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Preferred Stock Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.   The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Preferred Stock Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Jinmimi Network.  We anticipate the effective date to be on or about May 1, 2012.

III.  APPROVAL TO AMEND ARTICLES OF INCORPORATION TO EFFECT A CHANGE OF NAME OF THE COMPANY FROM “JINMIMI NETWORK INC.” TO  “ONE2ONE LIVING CORPORATION.”

On March 26, 2012 the Board of Directors, and on March 26, 2012 the consenting stockholder, approved an amendment to our Articles of Incorporation to effect a change of our name from “Jinmimi Network Inc.” to “One2One Living Corporation” (the “Name Change”).  Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Name Change shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Private Secretary.  We anticipate the effective date to be on or about May 1, 2012.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Jinmimi Network’s Annual Report on Form 10-K for the year ended December 31, 2011and filed with the SEC May 5, 2011; Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2011and filed with the SEC May 9, 2011; Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and filed with the SEC May 13, 2011; Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and filed with the SEC August 22, 2011; Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and filed with the SEC September 7, 2011; Current Report on Form 8-K filed with the SEC on September 13, 2011, Current Report on Form 8-K filed with the SEC on September 29, 2011; Current Report on Form 8-K filed with the SEC on November 7, 2011; Amendment No. 1 to Current Report on Form 8-K filed with the SEC on November 16, 2011; Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and filed with the SEC November 21, 2011; and Current Report on Form 8-K filed with the SEC on March 16, 2012 have been incorporated herein by this reference.

Jinmimi Network will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Jinmimi Network pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Jinmimi Network should be addressed to Brian Cohen, President, at Jinmimi Network’s principal executive offices, at:   Jinmimi Network Inc., 10/F, Chinese Plaza of Tea, Jingtian Road, Futian District, Shenzhen, Guangdong, 518051 P.R. China.  Mr. Cohen may also be reached by telephone at (416) 889-8276.